Exhibit 10.2

AMENDED AND RESTATED

ADMINISTRATION AGREEMENT

AGREEMENT (this “Agreement”) made as of this 1st day of February, 2020 (the “Effective Date”), by and between Crescent Capital BDC, Inc., a Maryland corporation (hereinafter referred to as the “Company”), and CCAP Administration LLC, a Delaware limited liability company (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company operates as a non-diversified closed-end management investment company;

WHEREAS, the Company has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company and the Administrator are party to the administration agreement dated June 2, 2015 (the “Prior Agreement”); and

WHEREAS, the Company and the Administrator desire to amend and restate the Prior Agreement to set forth the terms and conditions for the continued provision by the Administrator of administrative services to the Company, with the Prior Agreement being replaced in its entirety by this Agreement as of the Effective Date.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.    Duties of the Administrator

(a)    Employment, of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company, for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b)    Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Directors of the Company, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of Directors of the Company of the Administrator’s performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). The Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance. In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value, oversee the preparation and filing of the Company’s tax returns, and the printing and dissemination of reports to stockholders of the Company, and generally oversee the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. The Administrator is hereby authorized, but not required, to enter into one or more sub-administration agreements with other administrators (each, a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities hereunder. To the extent the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.

2.    Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts and records in accordance with that Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.    Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.    Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. The Administrator shall waive its right to be reimbursed in the event that any such reimbursements would cause any distributions to the Company’s stockholders to constitute a return of capital. If requested to perform significant managerial assistance to portfolio companies of the Company, the Administrator will be paid an additional amount based on the services provided, which shall not exceed the amount the Company receives from the portfolio companies for providing this assistance.

The Company will bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by the Company’s investment adviser (the “Advisor”), pursuant to the Amended and Restated Investment Advisory Agreement, dated as of February 1, 2020, by and between the Company and the Advisor or any successor agreement. Costs and expenses to be borne by the Company include, but are not limited to, those relating to: (a) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); (b) fees and expenses, including travel expenses, incurred by the Advisor or payable to third parties, including agents, consultants or other advisors, in performing due diligence on prospective portfolio companies, monitoring the Company’s investments and, if necessary, enforcing the Company’s rights; (c) costs and expenses related to the formation and maintenance of entities or special purpose vehicles to hold assets for tax, financing or other purposes; (d) expenses related to consummated and unconsummated portfolio investments; (e) debt servicing (including interest, fees and expenses related to the Company’s indebtedness) and other costs arising out of borrowings, leverage, guarantees or other financing arrangements, including, but not limited to, the arrangements thereof; (f) costs of effecting sales and repurchases of the Company’s common stock and other securities; (g) the base management fee and any incentive fee; (h) dividends and other distributions on the Company’s common stock; (i) fees and expenses incurred in connection with the services of transfer agents, dividend agents, trustees, rating agencies and custodians; (j) the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it; (k) other expenses incurred by the Advisor, the Administrator, the sub-administrator or the Company in connection with administering its business, including payments made to third-party providers of goods or services; (l) amounts payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating, making and disposing of investments (excluding payments to third-party vendors for financial information services and costs associated with meeting potential sponsors); (m) brokerage fees and commissions; (n) federal, state and local registration fees; (o) all costs of registration and listing the Company’s securities on any securities exchange; (p) taxes; (q) independent director fees and expenses; (r) costs associated with the Company’s reporting and compliance obligations under the Investment Company Act and applicable U.S. federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”); (s) the costs of any reports, proxy statements or other notices to the Company’s stockholders, including printing costs; (t) costs of holding Board of Directors meetings and stockholder meetings; (u) the Company’s fidelity bond; (v) directors and officers/errors and omissions liability insurance, and any other insurance premiums; (w) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute, and indemnification and other non-recurring or extraordinary expenses; (x) direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, audit and legal costs; (y) fees and expenses associated with marketing efforts associated with the offer and sale of the Company’s securities (including attendance at investment conferences and similar events); (z) dues, fees and charges of any trade association of which the Company is a member; (aa) costs of hedging, including the use of derivatives by the Company; (bb) costs associated with investor relations efforts; and (cc) all other expenses reasonably incurred by the Company, the Administrator or the sub-administrator in connection with administering the Company’s business, such as the allocable portion of overhead under this Agreement, including rent and the Company’s allocable portion of the costs and expenses of its chief compliance officer, chief financial officer, general counsel, secretary and their respective staffs, operations staff who provide services to the Company, and any internal audit staff, to the extent internal audit performs a role in the Company’s internal control assessment required under the Sarbanes-Oxley Act. To the extent the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.

5.    Limitation of Liability of the Administrator; Indemnification

The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its members) shall not be liable to the Company or its stockholders for any action by the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its members) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Advisor, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

6.    Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.    Duration and Termination of this Agreement

This Agreement shall become effective as of the Effective Date, and shall remain in effect for one year, and thereafter shall continue automatically for successive annual periods, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Company and (ii) a majority of those members of the Board of Directors of the Company who are not “interested persons” (as defined in the Investment Company Act) of a party to this Agreement.

This Agreement may be terminated at any time, without the payment of any penalty, by the Company, or by the Administrator, upon 60 days’ written notice to the other party. This Agreement may not be assigned by a party without the prior consent of the other party.

8.    Amendments to this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9.    Governing Law

This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control.

10.    Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11.    Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

CRESCENT CAPITAL BDC, INC.

By:	/s/ Jason Breaux
Name:	Jason Breaux
Title:	Chief Executive Officer

CCAP ADMINISTRATION LLC

By:	/s/ Jason Breaux
Name:	Jason Breaux
Title:	Chief Executive Officer

By:	/s/ George Hawley
Name:	George P. Hawley
Title:	General Counsel

[Signature page for Administration Agreement]